UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On February 13, 2012, Hersha Hospitality Trust (the “Company”) issued an aggregate of 2,521,561 Class A common shares of beneficial interest, $0.01 par value per share, to Real Estate Investment Group L.P. (“REIG”) in a transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.  The Company issued these common shares to REIG pursuant to that certain Investor Rights and Option Agreement, dated August 4, 2009, by and among the Company, REIG and IRSA Inversiones y Representaciones Sociedad Anónima, in order to cancel, in full, REIG’s option to purchase up to 5,700,000 common shares at an exercise price of $3.00 per share. The Company has registered the resale of the common shares issuable to REIG in cancellation of its purchase option pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-167891).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: February 16, 2012	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer